Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment #2 to the Registration Statement of Happiness Biotech Group Limited on Form F-1 of our report dated August 31, 2018, except for Note 10 and Note 15 which are dated April 17, 2019, with respect to our audits of the consolidated financial statements of Happiness Biotech Group Limited as of and for the years ended March 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Briggs & Veselka Co.

Houston Texas

April 18, 2019